                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               TIG HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              TIG HOLDINGS LOGO

                                          March 21, 1997

Dear Stockholder:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders, which will be held at 10:00 A.M., local time, on Thursday, May 1, 1997, at The St. Regis, 2 East 55th Street, New York, New York.

The accompanying formal notice and proxy statement contain information which relates to matters that will be presented for a stockholder vote. If you have any questions or comments about the matters discussed in the proxy statement or about the operations of your Company, I will be pleased to hear from you.

We will also have the opportunity at the 1997 Annual Meeting to thank Don D. Hutson, our President, Chief Operating Officer and a director, for his significant contributions over the years and wish him the best in his retirement. As you may know, the Company recently announced that Don had informed us of his intention to retire from his duties with the Company during 1997. Don has been with the Company since the initial public offering in 1993 and has been instrumental to the Company's success since that time.

It is important that your shares be voted at this meeting regardless of the number of shares you own. Therefore, even if you plan to attend the meeting, please mark, date, sign and return your proxy as soon as possible to insure that your shares are represented. If you do attend the meeting, you may choose to withdraw your proxy and vote your stock in person.

You are urged to take this opportunity to meet with us and to discuss the results and operations of the Company during 1996.

                                     Sincerely,


                                     /s/ Jon W. Rotenstreich
                                     Jon W. Rotenstreich
                                     Chairman of the Board &
                                     Chief Executive Officer

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 1997
                            ------------------------

To the Holders of Common Stock of
TIG HOLDINGS, INC.

The Annual Meeting of Stockholders of TIG Holdings, Inc. will be held at The St. Regis, 2 East 55th Street, on Thursday, May 1, 1997, at 10:00 A.M., local time, for the following purposes:

     (1) To elect four directors of the Company to serve until the Annual Meeting of Stockholders in 2000;

     (2) To ratify the appointment by the Board of Directors of independent auditors for 1997; and

     (3) To transact such other business as may properly come before the meeting.

     These matters are more fully discussed in the accompanying proxy statement.

     The close of business on Friday, March 7, 1997 has been fixed as the date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting will be available for inspection at the executive offices of TIG Holdings, Inc., 65 East 55th Street, New York, New York, for a period of ten days prior to the Annual Meeting. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ENVELOPE.

     The Annual Meeting, for which this notice is given, may be adjourned from time to time without further notice, other than announcement at the meeting or any adjournment thereof. Any business for which notice is given may be transacted at any such adjourned meeting.

                                          By Order of the Board of Directors

                                          /s/ Carol E. Smith
                                          CAROL E. SMITH
                                          Secretary

New York, New York
March 21, 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
PROXY INFORMATION.....................................................................     1
  Solicitation of Proxies.............................................................     1
  Voting Procedures...................................................................     1
  Quorum and Votes Required...........................................................     2
PROPOSAL NUMBER 1 -- ELECTION OF DIRECTORS............................................     2
PROPOSAL NUMBER 2 -- RATIFICATION OF AUDITORS.........................................     4
OTHER BUSINESS........................................................................     5
CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS..................................     5
  Attendance..........................................................................     5
  Committees of the Board of Directors................................................     5
  Director Compensation...............................................................     6
STOCK OWNERSHIP AND SECTION 16(a) BENEFICIAL
  OWNERSHIP COMPLIANCE................................................................     8
  Stock Ownership of Directors and Executive Officers.................................     8
  Principal Stockholders..............................................................    10
  Section 16(a) Beneficial Ownership Compliance.......................................    11
CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS..................................    12
  Employment and Severance Agreements and Change-in-Control Arrangements..............    13
  Compensation Committee Report on Executive Compensation.............................    16
  Summary Compensation Table..........................................................    20
  Option Grants in Last Fiscal Year...................................................    21
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values...    22
PERFORMANCE GRAPH.....................................................................    22
STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING.........................................    23
MISCELLANEOUS INFORMATION.............................................................    23

                                PROXY STATEMENT

                                       OF

                               TIG HOLDINGS, INC.
                              65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022

                               PROXY INFORMATION

SOLICITATION OF PROXIES

     The Board of Directors of TIG Holdings, Inc. (the "Company") solicits your proxy in connection with the Annual Meeting of Stockholders to be held at The St. Regis, 2 East 55th Street, New York, New York, at 10:00 A.M., local time, on Thursday, May 1, 1997, and at any adjournment of such meeting (the "Annual Meeting"). Jon W. Rotenstreich, Don D. Hutson and Louis J. Paglia have been designated as proxies by the Board of Directors and are named as such in the proxy card enclosed with this Proxy Statement. This Proxy Statement, the proxy card, and the Company's 1996 Annual Report are first being mailed to stockholders on or about March 21, 1997.

     The cost of this solicitation of proxies will be borne by the Company. The Company will request certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse them for reasonable forwarding expenses. Regular employees of the Company may solicit proxies personally, or by mail, telephone, or facsimile for which they will not receive any additional compensation. In addition, the Company has retained Morrow & Co. to assist in the distribution of the proxies and proxy statements for a fee estimated not to exceed $6,000, plus out-of-pocket expenses.

VOTING PROCEDURES

     Each stockholder of record of common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on March 7, 1997 is entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the record holder to one vote upon each matter to be voted on by the stockholders at the Annual Meeting. At the close of business on March 7, 1997, there were 53,818,886 shares of Common Stock outstanding. There is no cumulative voting of the Common Stock.

     The shares represented by the enclosed proxy card will be voted at the Annual Meeting, provided that the proxy card is returned, properly executed, in time for the Annual Meeting. All such shares will be voted in accordance with the instructions set forth on the proxy card. Duly executed and returned proxy cards on which no voting instructions are given with respect to one or more proposals will be voted with respect to the uninstructed proposals as follows:
(i) FOR the election as directors of the individuals nominated by the Board of Directors named herein; and (ii) FOR ratification of the appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for 1997. In the case of shares held by participants in the Company's employee stock ownership and 401(k) plans for which no voting instructions are given to the applicable plan trustee, such shares will be voted by the trustee of the respective plans in the same proportion as shares for which voting instructions were given. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company (at the address set forth above), by submitting a properly executed, subsequently dated proxy or by voting in person at the Annual Meeting; provided, that the stockholder gives affirmative notice to the Secretary at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

QUORUM AND VOTES REQUIRED

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is required in order to constitute a quorum for the transaction of business at the Annual Meeting. The shares of Common Stock represented by a duly executed and returned proxy card will be counted for purposes of establishing a quorum, despite the fact that the holder of the shares has withheld authority with respect to the election of directors, has indicated an abstention with respect to the other proposal, or the proxy card indicates a broker non-vote with respect to one or more proposals.

     Brokers holding shares in street name for beneficial owners must vote those shares in accordance with the instructions, if any, they receive from the beneficial owner; provided, that under applicable rules of The New York Stock Exchange, if specific instructions are not received, brokers have the authority to vote the shares in their discretion on certain "routine" matters. Absent specific instructions from the beneficial owners of the shares in the case of "non-routine" matters, the brokers may not vote the shares with respect to those matters. The election of directors and the ratification of the appointment of Ernst & Young as the Company's auditors are considered routine matters on which brokers may vote in their discretion, absent specific instructions from the beneficial owners of the shares.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. The adoption of the proposal to ratify the appointment of Ernst & Young will require the affirmative vote of a majority of the votes cast on such proposal. For this purpose, abstentions will not be treated as votes cast and, therefore, will have no effect on the outcome of the vote on such proposal.

     At the Annual Meeting, votes will be tabulated by inspectors of election appointed by the Company's Board of Directors.

                   PROPOSAL NUMBER 1 -- ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the members of the Board of Directors shall be divided into three classes with approximately one-third of the directors to stand for election each year for three-year terms. The total number of directors comprising the Company's Board of Directors is currently set by the Board at ten. Of this number, (i) four nominees will be presented for election at the Annual Meeting, all of whom will have terms expiring in 2000, (ii) three members of the Board of Directors have terms expiring at the 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting"), and (iii) three members have terms expiring at the 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting").

     Unless instructions to the contrary are given, all proxies received by the Company will be voted FOR the election of the four individuals named below as nominees to hold office until the 2000 Annual Meeting of Stockholders or in each case until their respective successors are elected and qualified. Each of the nominees has indicated a willingness to serve as a director if elected. Should any nominee not be a candidate at the Annual Meeting, the individuals designated as proxies intend to vote in favor of the other nominees and for such substitute nominee, if any, as shall be designated by the Board of Directors, or the total number of directors comprising the Board may be reduced by the Board of Directors.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting for the election of directors.

     Certain information concerning each of the four nominees for election as director, and each director continuing in office, is set forth below.

     The Board recommends that the stockholders vote FOR each of the four nominees named below.

Nominees for Term Expiring in 2000

     Joel S. Ehrenkranz (age 61) has been a director of the Company since 1993. Principal Occupation: Senior Partner in the New York law firm of Ehrenkranz & Ehrenkranz LLP, where he has been a partner since 1962. Mr. Ehrenkranz is also a trustee of the Mount Sinai Medical Center, the New York University School of Law and the Whitney Museum of American Art.

     The Rt. Hon. Lord Moore (age 59) has been a director of the Company since January 1997. Lord Moore was elected to fill a newly created directorship on the Board. Principal Occupation: European Chairman and a director of The Monitor Company, a strategic consulting company, since October 1990. Previously, Lord Moore held various ministerial posts in the Government of the United Kingdom, most recently as Secretary of State for Social Security from July 1988 to July 1989 and as Secretary of State for Health and Social Security from 1987 to 1988. Lord Moore is also the Chairman and a director of Credit Suisse Asset Management (U.K.) Holdings Limited, Credit Suisse Asset Management Limited, Credit Suisse Asset Management (Australia) Ltd., Deputy Chairman and a director Rolls Royce plc, and a director of the following corporations: BEA Associates, Inc.; Blue Circle Industries PLC; Marvin & Palmer Associates; The Central European Growth Fund Plc; Camelot Group Plc and GTECH Holdings Corporation. He is also a member of the Supervisory Board of ITT Automotive Europe GmbH Germany, the President of The Energy Saving Trust Limited, a not-for-profit energy conservation organization, and a Governor of the London School of Economics.

     William W. Priest, Jr. (age 55) has been a director of the Company since 1994. Principal Occupation: Chief Executive Officer of BEA Associates, Inc., an investment counseling firm, which he initially joined in 1972. Mr. Priest is also a member of the Board of Trustees of the Duke University Fuqua School of Business and a past member of the State of New Jersey Investment Council.

     Ann W. Richards (age 63) has been a director of the Company since 1995. Principal Occupation: Senior Advisor in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson and Hand since 1995. Ms. Richards served as the 45th Governor of the State of Texas from 1991 to 1995. From 1982 to 1990, she served as Texas State Treasurer. Ms. Richards is also a director of J.C. Penney Company, Inc.

Directors Continuing in Office Until 1998

     George B. Beitzel (age 68) has been a director of the Company since 1993. In 1987, Mr. Beitzel retired from his position as Senior Vice President and director of International Business Machines Corporation, where he spent substantially all of his professional life. Principal Occupation: a director of the following corporations: Bankers Trust New York Corporation; Bitstream, Inc.; Caliber System, Inc.; Computer Task Group, Inc.; Phillips Petroleum Company; Xillix Technologies

Corp. and Rohm and Haas Company. Mr. Beitzel is also Chairman of the Colonial Williamsburg Foundation and Chairman Emeritus of Amherst College.

     George D. Gould (age 69) has been a director of the Company since 1996. Principal Occupation: Vice Chairman of Klingenstein, Fields & Company, an investment management firm, since August 1989. From 1985 through 1988, Mr. Gould was Undersecretary for Finance of the United States Treasury Department. Prior to 1985, Mr. Gould was a general partner with Wertheim & Co. and Chairman of Madison Resources. Mr. Gould is also a director of Federal Home Loan Mortgage Corporation and Illinois Central Corp.

     Don D. Hutson (age 60) has been a director of the Company since 1993. Principal Occupation: President and Chief Operating Officer of the Company since 1993. From 1989 to 1992, Mr. Hutson was Chairman, President and Chief Executive Officer of American Eagle Group Inc., a specialty insurance company. From 1987 to 1988, Mr. Hutson was Vice Chairman of Operations of American General Corporation. Prior to 1987, Mr. Hutson was employed for 29 years at Maryland Casualty Company, the property and casualty insurance subsidiary of American General Corporation, where he became President in 1981, Chief Executive Officer in 1982, and Chairman of the Board in 1985. Mr. Hutson has indicated to the Company his intention to retire from his duties with the Company, including those as a director, by December 31, 1997.

Directors Continuing in Office Until 1999

     William G. Clark (age 64) has been a director of the Company since 1996. Principal Occupation: Chairman of the Board and Chief Executive Officer of TIG Reinsurance Company, a subsidiary of the Company, since 1987. Prior to 1987, Mr. Clark was employed by several reinsurance companies, including General Reinsurance Corporation where he served during a 22-year period in various capacities, including Senior Vice President.

     Jon W. Rotenstreich (age 53) has been a director of the Company since 1993. Principal Occupation: Chairman of the Board and Chief Executive Officer of the Company since 1993. From 1992 to 1993, Mr. Rotenstreich was President of Jon Rotenstreich Consultants, Inc. From 1986 to 1991, Mr. Rotenstreich was President, Chief Investment Officer and a director of Torchmark Corporation, an insurance company, and President, Chief Executive Officer and a director of United Investors Management Corporation, which was a majority-owned subsidiary of Torchmark Corporation. From 1982 to 1986, Mr. Rotenstreich served as Vice President and Treasurer of International Business Machines Corporation. For 18 years prior to joining IBM, Mr. Rotenstreich served in various capacities at Salomon Brothers Inc, including Managing Director.

     Harold Tanner (age 64) has been a director of the Company since 1993. Principal Occupation: President of Tanner & Co., an investment banking firm. From 1980 to 1986, Mr. Tanner was a Managing Director and the head of the Corporate Finance Department of Salomon Brothers Inc. Mr. Tanner also serves as a member of the Advisory Committee of Warburg, Pincus Capital Company, L.P. and as a trustee of Cornell University.

                 PROPOSAL NUMBER 2 -- RATIFICATION OF AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee of the Board of Directors, has appointed the firm of Ernst & Young as the Company's independent auditors for the year 1997. Although action by the stockholders in this matter is not required, the Board of Directors believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting.

     Therefore, a proposal to ratify the appointment of Ernst & Young as the principal independent auditors of the Company for the year ending December 31, 1997 will be presented to the stockholders at the Annual Meeting. This firm served as the principal independent auditors for the Company during 1996. A representative of Ernst & Young is expected to be present at the Annual Meeting and available to respond to appropriate questions. The firm will also have an opportunity to make a statement if it desires to do so, although the firm has indicated that no statement will be provided.

     If the stockholders do not ratify the appointment of Ernst & Young, the selection of independent auditors will be reconsidered by the Board of Directors. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for the ratification of such appointment.

     The Company's Board of Directors recommends that stockholders vote FOR this proposal.

                                 OTHER BUSINESS

     The Board of Directors knows of no matters, other than those discussed in this Proxy Statement, that will be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card will vote in accordance with their judgment on such matters.

              CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

ATTENDANCE

     The Board of Directors met eight times during 1996. All of the current directors, except Mr. Gould who did not become a director until May 1996, attended at least 75% of the aggregate of the total number of meetings of the Board and of the committees of the Board on which they served, in each case held during the period for which such director served in such capacity.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has the following committees:

     The Executive Committee possesses all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Company, except as limited by law. The Committee is comprised of Messrs. Rotenstreich (Chairman), Hutson, and Tanner. The Executive Committee did not meet during 1996.

     The Audit Committee recommends an accounting firm to serve as the Company's independent public auditors, reviews the annual audit report of the Company, reviews audit and any non-audit fees paid to the Company's independent public auditors, and reports its findings and recommendations to the Board of Directors for appropriate action. The Committee has no members who are employees of the Company, and is comprised of Messrs. Ehrenkranz (Chairman) and Beitzel and Ms. Richards. The Audit Committee met three times during 1996.

     The Compensation Committee supervises the Company's compensation policies, administers certain employee incentive plans, reviews officers' salaries and bonuses, approves significant changes in salaried employee benefits, and recommends such other forms of remuneration to the Board of

Directors as it deems appropriate. The Committee has no members who are employees of the Company, and is comprised of Messrs. Tanner (Chairman), Gould and Priest and Ms. Richards. The Compensation Committee met six times during 1996.

     The Nominating & Board Governance Committee considers nominations for prospective members of the Board of Directors made in accordance with the terms and provisions of the Restated Certificate of Incorporation and Bylaws of the Corporation, including nominees recommended by other directors, stockholders and management; recommends nominees to the Board of Directors; makes recommendations on the composition, structure, compensation, and operation of the Board of Directors and its committees; and administers and maintains the TIG Holdings, Inc. 1996 Non-Employee Directors Compensation Program. The Committee is currently comprised of Messrs. Beitzel (Chairman), Gould and Priest. The Nominating & Board Governance Committee met twice during 1996.

DIRECTOR COMPENSATION

     The Company's 1996 Non-Employee Directors Compensation Program (the "Program") was adopted by stockholders on May 2, 1996 (the "Effective Date") at the Company's 1996 Annual Meeting of Stockholders. The Program provides for the payment to each director who is not an employee of the Company and who has not been an employee of the Company or its subsidiaries for at least the preceding year (a "Non-Employee Director") of a cash retainer and formula stock-based grants, composed of stock options and restricted share units. A restricted share unit represents the right of the recipient to receive shares of Common Stock at a specified date in the future.

     Pursuant to the Program, Non-Employee Directors receive an annual retainer of $25,000 (the "Annual Cash Retainer") to be paid within thirty days after the annual meeting of the Company's stockholders held in such year. Any individual who becomes a Non-Employee Director after the Effective Date will receive for the year in which such individual became a Non-Employee Director all or a portion of the Annual Cash Retainer, as determined by the Nominating & Board Governance Committee, which administers the Program. The Program does not contemplate the payment of fees to Non-Employee Directors for attendance at meetings or for serving as the chairperson of any committee.

     In addition, Non-Employee Directors receive a one-time grant of restricted share units based on the time at which he or she qualifies as a Non-Employee Director. Each person who qualified as a Non-Employee Director on the Effective Date received a grant of 5,106 restricted share units on the day after the Effective Date. Any person who becomes a Non-Employee Director after the Effective Date will receive, on the next business day after such person becomes a Non-Employee Director, a grant of restricted share units equal in number to the quotient obtained by dividing (i) 12,500 multiplied by the excess of (x) 12 over (y) the number of complete fiscal quarters commencing on April 1, 1996 that have elapsed from such date to the date of grant, by (ii) the fair market value (as defined in the Program) of a share of Common Stock on the date of grant. Upon payment by the Company of any dividends on shares of Common Stock, Non-Employee Directors are entitled to receive additional units having a value equal to such cash dividends paid on the shares of Common Stock underlying their restricted share units.

     Non-Employee Directors also receive a one-time grant of stock options based on the time at which he or she qualifies as a Non-Employee Director. Each person who qualified as a Non-Employee Director on the Effective Date received, on the day after the Effective Date, a grant of stock options to purchase 10,212 shares of Common Stock with an exercise price of $29.375, which was equal to the fair market value of a share of Common Stock on the date of grant. Pursuant to the

Program, any person who becomes a Non-Employee Director after the Effective Date will receive, on the next business day after such person becomes a Non-Employee Director, a grant of stock options to purchase shares equal in number to the quotient obtained by dividing (i) 25,000 multiplied by the excess of (x) 12 over
(y) the number of complete fiscal quarters commencing on April 1, 1996 that have elapsed from such date to the date of grant, by (ii) the fair market value (as defined in the Program) of a share of Common Stock on the date of grant. Unless terminated earlier pursuant to the terms of the Program, the term of any stock option granted will be ten years from the date of grant.

     Ownership Maintenance Stock Options will be granted to a Non-Employee Director if, upon the exercise of a stock option previously granted under the Program, such director paid the exercise price relating to such exercise by actual or constructive delivery of shares of Common Stock to the Company. The number of shares of Common Stock represented by the Ownership Maintenance Stock Option will be equal to the number of shares of Common Stock so delivered and the term of the Ownership Maintenance Stock Option will be equal to the remaining term of the option exercised. The exercise price of each Ownership Maintenance Stock Option will be equal to the fair market value of a share of Common Stock on the date of grant of the Ownership Maintenance Stock Option.

     Restricted share units and stock options granted to a Non-Employee Director prior to the date of the 1997 Annual Meeting will vest in three substantially equal installments on the date of each of the 1997 Annual Meeting, the 1998 Annual Meeting, and the 1999 Annual Meeting. Restricted share units and stock options granted to a Non-Employee Director on or after the date of the 1997 Annual Meeting but prior to the date of the 1998 Annual Meeting will vest in two equal installments on the date of each of the 1998 Annual Meeting and the 1999 Annual Meeting. Restricted share units and stock options granted to a Non-Employee Director on or after the date of the 1998 Annual Meeting but prior to the date of the 1999 Annual Meeting will vest in one installment on the date of the 1999 Annual Meeting. Except as provided below, restricted share units and stock options will not vest if the director-grantee is not a Non-Employee Director on the relevant vesting date.

     If a Non-Employee Director's service on the Board is terminated as a result of death, or disability (as defined in the Program), such director's restricted share units and stock options will become 100% vested as of the date of such termination. If a Non-Employee Director's service on the Board is terminated for any other reason, such director will forfeit any restricted share units and stock options that have not yet vested as of the date of such termination. In the event of the termination of a Non-Employee Director's service for any reason, such director's vested stock options, including those whose vesting was accelerated as set forth above, will remain fully exercisable until the earlier of (i) the fifth anniversary of the date of termination and (ii) the tenth anniversary of the date of grant of such stock option.

     The Program will terminate, pursuant to its terms, on the date of the Company's 1999 Annual Meeting.

       STOCK OWNERSHIP AND SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock owned, as of March 7, 1997, by each director and nominee for election as a director of the Company, each executive officer of the Company referred to in the table titled "Summary Compensation Table", and all executive officers and directors of the Company as a group.

                                                                                          PERCENT
                                                NUMBER OF SHARES                             OF
                     NAME                       BENEFICIALLY OWNED(1)                      CLASS
----------------------------------------------  ----------------------------------------  --------
Jon W. Rotenstreich...........................  3,627,832  (2)(5)(6)(7)(8)                  6.74%
Don D. Hutson.................................  1,829,176  (2)(5)(6)(8)                     3.40%
William G. Clark..............................    849,197  (2)(5)(6)(8)                     1.58%
Edwin G. Pickett..............................    358,085  (2)(5)(6)(8)                        *
Edwin M. Millette.............................    463,294  (2)(5)(6)(8)                        *
George D. Beitzel.............................     56,554  (2)(9)                              *
Joel S. Ehrenkranz............................     52,118  (2)(3)(10)                          *
George D. Gould...............................     11,118  (2)(3)(4)                           *
The Rt. Hon. Lord Moore.......................      3,241  (2)(3)                              *
William W. Priest, Jr. .......................     32,018  (2)(3)                              *
Ann W. Richards...............................      8,704  (2)                                 *
Harold Tanner.................................     45,118  (2)(3)                              *
All executive officers and directors as a
group (17 persons including those named
above)........................................  7,606,892  (2)(3)(4)(5)(6)(7)(8)(9)(10)

---------------
    * Less than 1%

 (1) Beneficial ownership as reported in the table above has been determined from information supplied to the Company by the named persons and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the named director or executive officer has sole voting and investment power with respect to the shares listed as beneficially owned.

 (2) Includes shares which may be acquired upon the exercise of outstanding stock options that are currently exercisable or that will become exercisable within 60 days after March 7, 1997 as follows: Mr. Rotenstreich -- 3,315,178; Mr. Hutson -- 1,776,826; Mr. Clark -- 818,097;
     Mr. Pickett -- 305,390; Mr. Millette -- 426,864; Mr. Beitzel -- 3,404; Mr.
     Ehrenkranz -- 3,404; Mr. Gould -- 3,404; Lord Moore -- 2,158; Mr.
     Priest -- 3,404; Ms. Richards -- 3,404; Mr. Tanner -- 3,404; and all executive officers and directors as a group -- 6,847,366. Stock options do not have voting power and are generally not transferable.

 (3) Includes shares which will be acquired upon the conversion of restricted share units that are convertible or that will become convertible within 60 days of March 7, 1997 as follows: Mr. Ehrenkranz -- 1,714; Mr.
     Gould -- 1,714; Lord Moore -- 1,083; Mr. Priest -- 1,714; and Mr.
     Tanner -- 1,714.

 (4) Includes 1,000 shares held in the name of Mr. Gould's spouse as to which he disclaims beneficial ownership.

 (5) Includes shares allocated as of December 31, 1996 under the trust established to hold the assets of the Company's Employee Stock Ownership Plan ("ESOP") to individual accounts as follows: Mr. Rotenstreich -- 392; Mr. Hutson -- 392; Mr. Clark -- 392; Mr. Pickett --

     390; Mr. Millette -- 392; and all executive officers and directors as a group -- 3,169. Each ESOP participant has pass-through voting rights for the number of shares credited to the participant's account. If participants do not exercise their voting rights, the ESOP Trustee votes those shares in the same proportion as ESOP shares that have been voted by remaining participants. Shares credited to an ESOP participant's account are not transferable while the participant is an employee of the Company.

 (6) Includes shares allocated as of December 31, 1996 under the TIG Holdings, Inc. Common Stock Fund established under the Company's Diversified Savings Plan to individual accounts as follows: Mr. Rotenstreich -- 2,657 (all vested); Mr. Hutson -- 1,140 (all vested); Mr. Clark -- 7,221 (all vested); Mr. Pickett -- 2,676 (all vested); Mr. Millette -- 7,170 (all vested); and all executive officers and directors as a group -- 25,617 (all of which are vested). Each Diversified Savings Plan participant has pass-through voting rights for the number of shares credited to the participant's account. If participants do not exercise their voting rights, the Diversified Savings Plan Trustee votes those shares in the same proportion as Plan shares that have been voted by remaining participants. Shares credited to a Diversified Savings Plan participant's account are not transferable until such shares have vested.

 (7) Includes 34,558 shares held by the Rotenstreich Family 1993 Trust for the benefit of Mr. Rotenstreich's children, for which trust Mr. Rotenstreich's spouse acts as trustee.

 (8) Includes shares of restricted Common Stock awarded pursuant to the 1993 and 1996 Long Term Incentive Plans as follows: Mr. Rotenstreich -- 13,969; Mr. Hutson -- 8,255; Mr. Clark -- 2,752; Mr. Pickett -- 4,868; Mr.
     Millette -- 4,233; and all executive officers and directors as a group:
     68,278. Shares of restricted Common Stock may be voted by the holders thereof, but such shares are not transferable until the restrictions have lapsed.

 (9) Includes 8,800 shares held in the name of Mr. Beitzel's spouse as to which he disclaims beneficial ownership. Also includes an aggregate of 28,400 shares held in trusts for the benefit of Mr. Beitzel's children; Mr. Beitzel is the trustee as to 14,200 shares and Mr. Beitzel's spouse is the trustee as to the remaining 14,200 shares. Mr. Beitzel disclaims beneficial ownership as to all 28,400 of such shares.

(10) Includes 2,000 shares held in the name of Mr. Ehrenkranz's spouse as to which he disclaims beneficial ownership. Includes 5,000 shares held by a partnership with respect to which Mr. Ehrenkranz and his spouse have sole investment and voting power. Mr. Ehrenkranz disclaims beneficial ownership as to 4,975 of such shares.

PRINCIPAL STOCKHOLDERS

     The following table lists all persons known by the Company to be the beneficial owner of more than five percent of the Common Stock outstanding as of March 7, 1997.

                                                                                     PERCENT OF
                        NAME AND ADDRESS                       NUMBERS OF SHARES       CLASS
    ---------------------------------------------------------  -----------------     ----------
    American Express Company.................................      4,241,502(1)         7.88%
    American Express Tower
    200 Vesey Street
    New York, New York 10285

    John A. Levin & Co., Inc.................................      4,205,656(2)         7.81%
    One Rockefeller Plaza
    25th Floor
    New York, New York 10022

    The Equitable Companies Inc..............................      3,988,900(3)         7.41%
    787 Seventh Avenue
    New York, New York 10019

    General Electric Investment Corporation..................      2,840,213(4)         5.28%
    GE Investment Management Incorporated
    3003 Summer Street
    Stamford, Connecticut 06904

---------------
(1) As reported on Schedule 13G, dated December 31, 1996, filed jointly on behalf of American Express Company and American Express Financial Corporation. American Express Company is a parent holding company of American Express Financial Corporation, an investment advisor. American Express Company and American Express Financial Corporation each report shared voting power as to 3,846,502 shares of Common Stock and shared dispositive power as to all 4,241,502 shares of Common Stock reported.
(2) As reported on Schedule 13G, dated February 14, 1997, filed jointly on behalf of John A. Levin & Co., Inc. ("Levin & Co.") and Baker, Fentress & Company ("Baker Fentress"). Baker Fentress is the indirect owner of Levin & Co., an investment adviser which holds the shares reported for the accounts of its investment advisory clients. Of the shares reported, each of Levin & Co. and Baker Fentress report sole voting and dispositive power as to 199,775 shares, shared voting power as to 2,344,100 shares, and shared dispositive power as to 4,005,881 shares.
(3) As reported on Amendment No. 3 to its Schedule 13G, dated February 12, 1997, filed jointly on behalf of (i) five French mutual insurance companies: AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group, acting as a parent holding company; (ii) AXA (as a parent holding company) and its subsidiaries (collectively, "AXA"); and (iii) The Equitable Companies Incorporated ("Equitable"), as a parent holding company, and its subsidiaries. Includes 796,700 shares held by Alliance Capital Management L.P., a subsidiary of Equitable, on behalf of client discretionary investment advisory accounts as to which Alliance Capital Management L.P. has sole dispositive power (and as to 3,606,100 of which it has sole voting power); 86,500 shares owned by another subsidiary of Equitable, as to which such subsidiary has sole dispositive power (and as to 44,500 of which it has sole voting power); and 105,000 shares owned by an AXA entity, as to which such entity has sole dispositive and sole voting power.
(4) As reported on Schedule 13G, dated February 14, 1997, filed jointly by General Electric Investment Corporation and GE Investment Management Incorporated, each an investment adviser which holds 2,188,071 and 652,142 shares, respectively, for their respective clients. Each such entity reports sole voting and dispositive power with respect to all 2,840,213 shares of Common Stock reported.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange reports of their initial beneficial ownership and changes in their beneficial ownership of the Common Stock and any other equity securities of the Company on Forms 3, 4, and 5. Reporting persons are required by SEC regulation to furnish the Company with copies of all such filings.

     Based solely upon review of Forms 3, 4 and 5 (and any amendments thereto) furnished to the Company during or in respect of the year ended December 31, 1996, the Company is not aware of any directors, executive officers, or beneficial owners of greater than 10% of the Common Stock who have not timely filed reports required by Section 16(a) during or in respect of the year ended December 31, 1996.

              CERTAIN INFORMATION REGARDING THE EXECUTIVE OFFICERS

     The following table shows certain information, as of March 7, 1997, concerning each executive officer of the Company, except those persons who are also nominees for director or who also serve as directors. Each executive officer is elected annually by the Board of Directors of the Company or the Board of Directors of one of its subsidiaries and serves at the pleasure of such board of directors. Except as indicated under "Employment and Severance Agreements and Change-in-Control Arrangements" below, there are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was elected.

                                                PRINCIPAL OCCUPATION
                                              AND BUSINESS EXPERIENCE
         NAME           AGE                   FOR THE PAST FIVE YEARS
----------------------- ---   --------------------------------------------------------
Peter M. Acton......... 55    Senior Vice President and General Counsel of the Company
                              since July 1996; Associate General Counsel of IBM, 1994
                              to 1996; IBM Group Counsel, 1986 to 1994.
Steven A. Cook......... 41    Controller of the Company since September 1994 and
                              Senior Vice President and Controller of TIG Insurance
                              Group, a subsidiary of the Company, since 1994; Vice
                              President and Controller of TIG Insurance Group, 1993 to
                              1994; Senior Vice President/Corporate Controller, USF&G,
                              1991 to 1993; Senior Vice President/Finance, Central
                              Region, CIGNA Corporation, 1990 to 1991.
Mary R. Hennessy....... 44    Executive Vice President and Chief Underwriting Officer
                              of the Company since November 1996; President of Am-Re
                              Services, Inc., Senior Vice President and Chief Actuary
                              of American Re-Insurance Company, and Chair and Chief
                              Executive Officer of Am-Re Consultants, Inc., a
                              subsidiary of Am-Re Services, Inc., 1988 to 1996.
Edwin M. Millette...... 53    President and Chief Operating Officer of TIG Reinsurance
                              Company, a subsidiary of the Company ("TIG Re"), since
                              March 1991; Executive Vice President, TIG Re, 1987 to
                              1991.
Louis J. Paglia........ 39    Senior Vice President and Treasurer of the Company since
                              April 1993; Consultant, Jon Rotenstreich Consultants,
                              Inc., 1992 to 1993; Vice President and Chief Financial
                              Officer, Emisphere Technologies, Inc., a
                              biopharmaceutical company, 1992; Principal, Investment
                              Banking Division, Morgan Stanley & Co. Incorporated,
                              1990 to 1992; Vice President, Investment Banking
                              Division, Morgan Stanley & Co. Incorporated, 1988 to
                              1990.
Edwin G. Pickett....... 50    Executive Vice President of the Company since March
                              1996; Chief Financial Officer of the Company since 1993;
                              Executive Vice President and Chief Financial Officer,
                              USF&G Corporation, 1991 to 1993; various management
                              positions, USF&G Corporation, 1989 to 1991.
Orest B. Stelmach...... 35    Senior Vice President and Chief Investment Officer of
                              the Company since May 1993; Vice President, ALIAC, a
                              subsidiary of Aetna Life and Casualty Company, 1990 to
                              1993; various investment management positions, ALIAC,
                              1985 to 1990.

EMPLOYMENT AND SEVERANCE AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment and Severance Agreements

     Prior to the closing of the initial public offering of the Common Stock on April 27, 1993, the Company entered into employment agreements with each of Jon
W. Rotenstreich and Don D. Hutson (each, an "Employee" and collectively, the "Employees"), pursuant to which Mr. Rotenstreich is employed as the Chairman of the Board and Chief Executive Officer of the Company and of TIG Insurance Group (a subsidiary of the Company, "TIG") and Mr. Hutson is employed as the President and Chief Operating Officer of the Company and of TIG (the "Employment Agreements"). The Company has agreed to employ each Employee for the period commencing on the closing of the initial public offering of the Common Stock on April 27, 1993, and ending on the earlier to occur of (i) the fourth anniversary of such date, or (ii) the first day of the month next following each Employee's respective 65th birthday. Each Employee's employment period will be automatically extended each year unless an Employee, with respect to his own employment, or the Company gives written notice to the contrary. Upon a change of control (as defined in the Employment Agreements and as described below), each employment period will be extended to the earlier of (i) the fourth anniversary of the change of control, or (ii) the first day of the month next following the Employee's respective 65th birthday.

     Each of Mr. Rotenstreich's and Mr. Hutson's initial base salary was set forth in their respective Employment Agreements at $600,000 and $500,000, respectively. During 1996 and for the first time since entering into the Employment Agreements, each Employee's base salary was increased as permitted in their respective Employment Agreements: Mr. Rotenstreich's base salary was increased to $800,000 per annum and Mr. Hutson's base salary was increased to $600,000 per annum. See "Certain Information Regarding the Executive
Officers -- Compensation Committee Report on Executive Compensation." The Employees are also entitled to participate in and receive all benefits under any and all bonus, short- or long-term incentive, savings and retirement plans, and welfare benefit plans, practices, policies and programs maintained or provided by the Company and/or its subsidiaries for the benefit of senior executives.

     Under the Employment Agreements, Mr. Rotenstreich received a non-qualified stock option to purchase 3,500,000 shares of Common Stock and Mr. Hutson received a non-qualified stock option to purchase 1,750,000 shares of Common Stock. The per share exercise price of such options equals the price to the public in the initial public offering of the Common Stock ($22.625). Such options have a ten-year term and became exercisable with respect to 100% of the aggregate number of underlying shares on October 19, 1996. If an Employee's employment is terminated by reason of death, disability (as defined in the 1993 Long-Term Incentive Plan) or retirement (as defined in the 1993 Long-Term Incentive Plan), the unexercised portion of such Employee's option may be exercised at any time during the four-year period commencing on the date of termination. If an Employee's employment is terminated for any other reason, the unexercised portion of such Employee's option may be exercised at any time during the two-year period commencing on the date of termination. If an Employee's employment is terminated by reason of death, by the Company due to disability (as defined in the Employment Agreements) or for cause (as defined in the Employment Agreements) or by an Employee without good reason (as defined in the Employment Agreements), such Employee or his legal representative will be entitled to, among other things, his base salary through the date of termination and any deferred compensation and accrued vacation pay not yet paid by the Company.

     If, prior to a change of control, the Company terminates an Employee's employment (other than for cause or disability) or an Employee terminates his employment for good reason (as defined in the Employment Agreements), such Employee will be entitled to the amounts specified in the preceding sentence, plus the base salary for the period from the date of termination through the end of the employment period. If, after a change of control, the Company terminates an Employee's employment (other than for cause or disability), or an Employee terminates his employment for good reason, such Employee will be entitled to, among other things, the base salary through the date of termination, a payment equal to three times the base salary, any deferred compensation and accrued vacation not yet paid by the Company and a special retirement benefit equal to the difference between (a) the retirement benefits such Employee would have received if he had remained employed by the Company for the remainder of the employment period and (b) the actual benefit that such Employee will receive. If an Employee's employment is terminated by the Company for cause, or if an Employee voluntarily terminates his employment without good reason, for a period of three years such Employee may not engage in any business that is in competition with the Company or its subsidiaries or solicit or offer employment to any person that has been employed by the Company during the three months prior to such solicitation or offer. Additionally, if any payment or distribution to an Employee by the Company, any subsidiary or affiliate would be subject to any "golden parachute payment" excise tax or similar tax, then such Employee will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by the Employee attributable to such additional gross-up payment, such Employee retains an amount equal to the excise tax imposed upon such parachute payments. The arrangements described herein as applicable to Mr. Hutson upon the termination of his employment with the Company are expected to change in connection with his anticipated retirement from his duties with the Company during 1997.

     A "change of control" of the Company for purposes of the Employment Agreements will be deemed to occur (i) (A) upon the acquisition by an individual, entity, or group of the beneficial ownership of 20% or more of (1) the outstanding Common Stock, or (2) the combined voting power of the Company's voting securities; provided, however, that the following acquisitions will not constitute a "change of control": (x) any acquisition by any employee benefit plan of the Company or any affiliate or (y) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the outstanding common stock and the outstanding voting securities of such corporation is beneficially owned by all or substantially all of those who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Company's voting securities (in substantially similar proportions as their ownership of such Company securities immediately prior thereto); or (ii) if the individuals who, on the date of the closing of the initial public offering of the Common Stock, constituted the Company's board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to the date of the closing of the initial public offering of the Common Stock whose election, or nomination for election, was approved by at least a majority of the directors then serving and comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents; or (iii) upon approval by the Company's stockholders of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Company's voting securities beneficially own, immediately after such transaction, more than 80% of the outstanding common stock and voting securities of the corporation resulting from such transaction (in substantially the same proportions as their ownership, immediately prior thereto, of the Common Stock and the Company's voting securities); or (iv) upon approval by the Company's stockholders of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company or (v) upon the taking of certain actions by Transamerica Corporation, which are no longer applicable.

     At the time of his employment by the Company as Senior Vice President and Chief Financial Officer, Edwin G. Pickett entered into a severance arrangement pursuant to which he will receive a payment equal to eighteen months of his then current compensation and automatic vesting of his accounts under the Company's various employee benefit plans in the event of his involuntary termination by the Company. For this purpose, involuntary termination includes resignation due to a significant diminution of authority, position or responsibilities without his consent.

Certain TIG Re Arrangements

     Prior to the closing of the initial public offering of the Common Stock on April 27, 1993, TIG Re entered into a separate employment agreement with each of William G. Clark and Edwin M. Millette (each, a "TIG Re Employee" and collectively, the "TIG Re Employees"), pursuant to which Mr. Clark continues to be employed as the Chairman and Chief Executive Officer of TIG Re and Mr. Millette is employed as the President and Chief Operating Officer of TIG Re. Mr. Clark's employment agreement has a term of employment expiring on the first day of the next month following Mr. Clark's 65th birthday, while Mr. Millette's employment agreement has a term of employment commencing on April 27, 1993 and expiring on April 27, 1998. Mr. Clark's base salary during 1996 was $550,000 per annum and Mr. Millette's base salary during 1996 was $440,000 per annum. Such base salaries represent an increase from the base salaries set forth in the respective employment agreements and is the first such increase for each of them since the employment agreements were entered into in 1993. See "Certain Information Regarding the Executive Officers -- Compensation Committee Report on Executive Compensation." Each TIG Re Employee is also entitled to participate in all incentive, savings and retirement programs maintained by TIG Re and the Company. In addition, Mr. Clark received a non-qualified stock option entitling him to purchase 846,875 shares of Common Stock and Mr. Millette received a non-qualified stock option entitling him to purchase 424,000 shares of Common Stock. Mr. Clark's option became exercisable as to 100% of the aggregate number of underlying shares on December 31, 1996 and Mr. Millette's option became exercisable as to 100% of the aggregate number of underlying shares on October 19, 1996. The per share exercise price of each TIG Re Employee's option equals the price to the public of the Common Stock in the initial public offering ($22.625) and each option will expire no later than the tenth anniversary of the grant.

     If Mr. Clark terminates his employment for good reason (as defined in the employment agreement) or if he is terminated by TIG Re other than for cause (as defined in the employment agreement), he will be entitled to receive, among other things, a lump-sum payment equal to 150% of the sum of (A) his base salary as of the date of such termination and (B) the average annual short-term cash bonus awarded to him for TIG Re's three most recent fiscal years commencing after December 31, 1992 (solely for the purposes of this calculation, the cash bonus awarded to Mr. Clark by TIG Re for 1993 will be deemed to be $100,000) and ending prior to the fiscal year in which the termination of Mr. Clark's employment occurs (or for such lesser number of fiscal years, if three such fiscal years have not ended as of the date of such termination). If Mr. Millette terminates his employment for good reason (as defined in the employment agreement) or if he is terminated by TIG Re other than for cause (as defined in the employment agreement), he will be entitled to receive, among other things, a lump-sum payment equal to 100% of the sum of (A) Mr. Millette's base salary as of the date of such termination and (B) the average annual short-term cash bonus awarded to him for TIG Re's three most recent fiscal years commencing after

December 31, 1992 (solely for the purposes of this calculation, the cash bonus awarded to Mr. Millette by TIG Re for 1993 will be deemed to be $25,000) and ending prior to the fiscal year in which the termination of Mr. Millette's employment occurs (or for such lesser number of fiscal years, if three such fiscal years have not ended as of the date of such termination). If a TIG Re Employee dies, is terminated by TIG Re for cause or due to disability, or if a TIG Re Employee voluntarily terminates his employment, such TIG Re Employee will be entitled to receive, among other things, base salary only through the date of such termination of employment. During, and for a period of two years after the termination of, a TIG Re Employee's employment with TIG Re, such TIG Re Employee may not engage in any business that is in competition with TIG Re or its subsidiaries, nor may such TIG Re Employee solicit certain employees or customers of any such entities. Notwithstanding the immediately preceding sentence, the post-employment non-competition restriction will not be applicable to such TIG Re Employee if his employment is terminated by TIG Re without cause or by such TIG Re Employee for good reason, or if such TIG Re Employee's employment terminates after the expiration of the Employment Period (as defined in the employment agreement).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is composed entirely of independent non-employee directors. The Committee is responsible for supervising the Company's compensation policies, administering the Company's executive compensation plans and reviewing officers' salaries and bonuses, including those of the Named Executive Officers (as hereinafter defined). In carrying out its duties, the Committee utilizes a compensation consultant of its choice to assist in establishing levels of pay and an overall compensation program to best effectuate the Committee's philosophy, as described below.

     The Committee submits the following report to stockholders on the compensation policies applicable to the Company's executive officers with respect to compensation reported for the year ended December 31, 1996:

EXECUTIVE COMPENSATION PHILOSOPHY AND POLICIES

     The overriding objective of the Committee's executive compensation policies is to attract and retain superior executives. The policies are also designed to:
(i) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (ii) reward individual results by recognizing performance through salary, annual cash incentives and long-term incentives; and (iii) manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

     The Company's compensation program for executive officers is designed to provide an opportunity for a total compensation level (including base salary, and annual and long-term incentives) that is targeted at approximately the 75th percentile of companies surveyed. In addition, the Company seeks to be at approximately the 75th percentile of companies surveyed with respect to the percentage of total compensation for such executive officers that is variable compensation. The companies surveyed include both those within the property and casualty insurance industry and companies outside such industry with which the Company competes for executive talent. Consequently, this is a broader and more diverse set of companies than those included in the Standard & Poor's Property/Casualty Insurance Index used for the Performance Graph appearing elsewhere in this Proxy Statement.

COMPONENTS OF EXECUTIVE COMPENSATION

     The compensation program for executive officers consists of the following components: annual cash compensation and long-term incentive awards.

Annual Cash Compensation

     Annual cash compensation includes base salary and an annual cash incentive (bonus). Certain of the Company's Named Executive Officers were in 1996 and are currently employed pursuant to multi-year employment agreements, the purpose of which is to retain the services of such officers for an extended period of time. See "Certain Information Regarding Executive Officers -- Employment and Severance Agreements and Change-in-Control Arrangements." The minimum salary to which each such Named Executive Officer is entitled is specified in his employment agreement and is subject to annual review and increase when deemed appropriate by management and the Committee. For an executive whose employment is not governed by an employment agreement, the Company's management suggests an initial base salary level based on the executive's skill, knowledge, and responsibility relative to comparable positions in competitive companies, which salary is reviewed by the Committee. It is the Committee's and management's view that executive officer salaries should not be regularly adjusted on an annual basis to reflect cost-of-living or other similar increases. Salary increases, if any, are made, with Committee involvement, on an individual basis to reflect promotions or to maintain the competitiveness of an executive's salary or to recognize an executive's increased responsibilities. During 1996, all of the Named Executive Officers received base salary increases for the first time since their original salaries were set, due to the fact that their base compensation had fallen behind competitive levels during the intervening two and a half years.

     Early in 1996, the Company established a business plan for the year, including financial targets, and target sizes of the bonus "pool" to be made available for distribution to the executive officers as a group, contingent on the Company meeting its financial targets. The Company substantially met its significant performance targets for 1996 and showed significant improvements over 1995. Consolidated gross premium written for the year declined from 1995; however, the three active operating divisions experienced a combined increase in gross premium, continuing trends from the time of the Company's initial public offering in April 1993. Operating earnings per share, excluding net investment gains and losses and the first quarter 1996 restructuring charge, grew by 22.5% over 1995.

     The actual allocation of the bonus pool to executives was based on individual performance. Some of the factors considered in this evaluation were the managed unit's profitability and growth, expense control, productivity, leadership, staff development, performance management, innovation, teamwork, and customer service. No specific weight was attributed to any of these factors. Management consulted with the Committee on management's recommended individual award levels. By keeping base salaries relatively constant, the Company has sought to place more focus on achievement of annual performance objectives and to place a greater proportion of the executive's annual cash compensation at risk each year.

Long-Term Incentive Awards

     Long-term incentive awards provide executive officers with an incentive linked to both multiple-year corporate financial performance and stockholder value. The Company made most of its long-term incentive awards under the Company's 1993 Long-Term Incentive Plan (the "Prior Plan"). In May 1996, the Company's stockholders approved a new plan, the 1996 Long-Term Incentive Plan (the "New Plan") which supplanted the Prior Plan. Both the Prior Plan and the

New Plan, which are administered by the Committee, are omnibus long-term incentive plans which provide the Committee with the flexibility to grant many types of equity-based, and equity-related incentives.

     In 1996, the Committee chose to award both stock options and restricted stock. Both stock options and restricted stock are important in aligning executive compensation with stockholder value creation and reinforcing the Company's pay-for-performance philosophy. Options, which vest in equal installments over four years, were granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant, which means that they will only have value if the stock price increases. Restricted stock was granted only to the highest compensated executives and vests in equal installments over a three-year period. Consequently, both these stock vehicles serve as a retention vehicle for valuable executive talent. The number of shares granted in 1996 was based on Company and individual performance, practices at surveyed companies, and the total number of shares granted in 1996 relative to total shares outstanding. See "Certain Information Regarding the Executive Officers -- Option Grants in Last Fiscal Year" and "-- Summary Compensation Table."

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     As described above, Mr. Rotenstreich's employment with the Company is governed by an employment agreement entered into in 1993. See "Certain Information Regarding the Executive Officers -- Employment and Severance Agreements and Change-in-Control Arrangements." The minimum salary to which Mr. Rotenstreich is entitled is specified in such employment agreement and is subject to annual review and increase when deemed appropriate by the Committee. In January 1996, the Committee increased for the first time Mr. Rotenstreich's salary from $600,000, the level established in such employment agreement, to $800,000. This action was taken in consideration of Mr. Rotenstreich's contributions to the Company's performance and also, as discussed above, as a result of the fact that such salary was below competitive levels.

     The Compensation Committee believes that Mr. Rotenstreich has been instrumental in refocusing the Company on specialty business underwriting within a more flexible expense structure, implementing strategies for growing TIG's core divisions in a highly competitive marketplace, as well as continuing the successful restructuring of the Company's business, each of which has contributed to an increase in the Company's operating return on equity (excluding net investment gains and losses and the 1996 restructuring charges) in 1996 over 1995. In addition, the Company's financial strength, as measured by debt leverage and National Association of Insurance Commissioners (NAIC) Risk Adjusted Capital, is sound, while payout to the stockholders -- dividends plus share repurchases -- was significantly greater in 1996 than in prior years.

     Based on such financial achievements in 1996 and the Committee's assessment of Mr. Rotenstreich's contribution thereto and in accordance with the terms of the Company's Incentive Payment Schedule for Fiscal Year 1996 as adopted by the Committee pursuant to the Company's Annual Incentive Compensation Plan for certain Executives (the "Annual Incentive Plan") described below, the Committee approved a cash incentive payment of $450,000 to Mr. Rotenstreich in consideration of services he rendered to the Company in 1996. In addition, in recognition of such services, the Committee granted to Mr. Rotenstreich, during the first quarter of 1997, an award of 8,889 shares of restricted stock, with a market value of $300,003 on the date of grant, and options to purchase 75,000 shares of Common Stock with an exercise price equal to the fair market value of a share of Common Stock on the date of the grant ($33.75), which options vest in equal annual installments over four years.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1,000,000 PER YEAR

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to the executive officers listed in the Summary Compensation Table and employed by the Company on the last day of the taxable year to $1,000,000, unless the excess compensation falls within one of the exceptions, e.g., is "performance-based". In 1996, the stockholders approved the Annual Incentive Plan and the 1996 Long-Term Incentive Plan which are designed to allow awards under such plans to qualify as "performance-based" under Section 162(m) and, therefore, to be tax deductible by the Company. The Annual Incentive Plan and the Incentive Payment Schedule for Fiscal Year 1996 adopted by the Compensation Committee pursuant thereto generally provide that compensation payable under such Plan and Schedule be based on the attainment of objective performance goals based on one or more specified financial criteria.

     While it is the intention of the Compensation Committee to maintain deductibility of executive officer compensation generally, it is the Committee's policy to maintain flexibility to take actions that it deems in the best interest of the Company and its stockholders, which may provide for payments that do not qualify for tax deductibility under Section 162(m) or other sections of the Internal Revenue Code, for example to attract and retain high caliber professionals.

COMPENSATION COMMITTEE
  Harold Tanner, Chairman
  George D. Gould
  William W. Priest, Jr.
  Ann W. Richards

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company and its subsidiaries for services in all capacities during each of the last three years, or such shorter employment period as is applicable, to (i) the Company's Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company or its subsidiaries, other than the Chief Executive Officer, for the year ended December 31, 1996 (collectively, the "Named Executive Officers").

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                         ANNUAL COMPENSATION                ---------------------------
                            ---------------------------------------------   RESTRICTED     SECURITIES
      NAME AND                                             OTHER ANNUAL       STOCK        UNDERLYING        ALL OTHER
 PRINCIPAL POSITION  YEAR   SALARY($)     BONUS($)(2)     COMPENSATION($)   AWARDS($)     OPTIONS(#)(4)   COMPENSATION($)
-------------------- ----   ---------     -----------     ---------------   ---------     -------------   ---------------
Jon W.               1996    800,000        450,000          0              200,025 (3)       75,000           65,566(5)
  Rotenstreich......
  Chairman of the    1995    600,000        450,000          0                 0              78,900           53,526
  Board and Chief    1994    600,000        360,000          0                 0              26,520           35,538
  Executive Officer
Don D. Hutson....... 1996    600,000        350,000          0              150,019 (3)       50,000           52,996(5)
  President and      1995    500,000        350,000          0                 0              65,800           45,526
  Chief
  Operating Officer  1994    500,000        300,000          0                 0              22,100           30,538
William G. Clark.... 1996    550,000        250,000          0               50,006 (3)       26,500           45,496(5)
  Chairman of the    1995    500,000        250,000          0                 0              52,600           40,526
  Board and Chief    1994    528,845(1)     200,000          0                 0              22,100           30,538
  Executive Officer
  of TIG Re
Edwin G. Pickett.... 1996    467,500        250,000          0               75,023 (3)       40,000           40,121(5)
  Executive Vice     1995    425,000        225,000          0                 0              44,700           38,026
  President and      1994    449,518(1)     225,000          0                 0              18,784           26,788
  Chief
  Financial Officer
Edwin M. Millette... 1996    440,000        170,000          0               50,006 (3)       22,000           38,496(5)
  President and      1995    400,000        220,000          0                 0              42,100           33,926
  Chief
  Operating Officer  1994    430,788(1)     168,000          0                 0              17,680           25,538
  of TIG Re

---------------

(1) Reflects cash paid in lieu of vacation pay as follows: Mr. Clark -- $28,845; Mr. Pickett -- $49,518; and Mr. Millette -- $30,788.

(2) Represents bonus earned in such fiscal year, but paid to the Named Executive Officer during the first quarter of the next year.

(3) Represents restricted stock awards made in 1996 for services rendered in 1995. At December 31, 1996, the restricted stock awards for each of the Named Executive Officers had a value (based on a December 31, 1996 closing market price of the Common Stock of $33.875) as follows: Mr.
    Rotenstreich -- $258,128; Mr. Hutson -- $193,596; Mr. Clark -- $64,532; Mr.
    Pickett -- $96,815; and Mr. Millette -- $64,532.

(4) In 1996, all options granted in 1994, 1995, and 1996 were amended to include an Ownership Maintenance Stock Option feature. See Note 2 to the table appearing under the heading "Option Grants in Last Fiscal Year" below.

(5) Includes (i) employer contributions under the TIG Holdings, Inc. Diversified Savings Plan, a 401(k) plan, of $6,750 for each Named Executive Officer;
    (ii) an allocation under the Employee Stock Ownership Plan of $1,500 for each Named Executive Officer; (iii) employer contributions under the Profit Sharing Plan of $4,746 for each Named Executive Officer; (iv) a credit under the Company's Profit Sharing Restoration Plan of $42,056 to Mr. Rotenstreich's account; $32,000 to Mr. Hutson's account, $26,000 to Mr. Clark's account, $21,700 to Mr. Pickett's account and $20,400 to Mr. Millette's account, and (v) a credit under the Company's ESOP Restoration Plan of $10,514 to Mr. Rotenstreich's account, $8,000 to Mr. Hutson's account, $6,500 to Mr. Clark's account, $5,425 to Mr. Pickett's account, and $5,100 to Mr. Millette's account.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option grants made during 1996 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table.

                                                   INDIVIDUAL GRANTS(1)
                           ---------------------------------------------------------------------
                            SECURITIES      PERCENT OF TOTAL      EXERCISE
                            UNDERLYING     OPTIONS GRANTED TO     OR BASE                         GRANT DATE
                              OPTIONS         EMPLOYEES IN         PRICE                            PRESENT
           NAME            GRANTED(#)(2)      FISCAL YEAR       ($/SHARE)(3)    EXPIRATION DATE   VALUE($)(4)
-------------------------- -------------   ------------------   ------------   -----------------  -----------
Jon W. Rotenstreich.......      75,000             5.4%            $26.25      January 24, 2006    $ 871,500
Don D. Hutson.............      50,000             3.6%            $26.25      January 24, 2006    $ 581,000
William G. Clark..........      26,500             1.9%            $26.25      January 24, 2006    $ 307,930
Edwin G. Pickett..........      40,000             2.9%            $26.25      January 24, 2006    $ 464,800
Edwin M. Millette.........      22,000             1.6%            $26.25      January 24, 2006    $ 255,640

---------------
(1) The Company did not grant any stock appreciation rights during 1996 or any prior year.

(2) All options were granted on January 24, 1996, become exercisable as to 25% of the shares covered thereby on each of the first, second, third and fourth anniversary of the grant and contain a feature pursuant to which Ownership Maintenance Stock Options will be granted to the optionee in the event such optionee pays the exercise by actual or constructive delivery of shares of Common Stock to the Company. The number of shares of Common Stock represented by the Ownership Maintenance Stock Option will be equal to the number of shares of Common Stock so delivered and the term of the Ownership Maintenance Stock Option will be equal to the remaining term of the option exercised. The exercise price of each Ownership Maintenance Stock Option will be equal to the fair market value of a share of Common Stock on the date of grant of such option. Vesting of options may be accelerated upon the occurrence of certain events. See "Certain Information Regarding the Executive Officers -- Employment and Severance Agreements and Change-in-Control Arrangements."

(3) The exercise price of the options granted is equal to the fair market value of a share of Common Stock on the date of grant.

(4) In accordance with Securities and Exchange Commission rules, the grant date present value presented is based on the Black-Scholes option pricing model. The estimated values are based on the following assumptions with respect to certain variables, including: (i) risk-free interest rate on the date of grant for zero-coupon U.S. Treasury securities of equal maturity; (ii) stock price volatility (100 day/21.06%); (iii) dividend growth rate (0%); and (iv) exercisability (based on the first exercise date). No adjustments have been made for non-transferability or risk of forfeiture. The actual value, if any, a Named Executive Officer realizes upon the exercise of such stock options will be based on the excess of the stock price over the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning all exercises of stock options during 1996 by the Named Executive Officers and the year-end value of their unexercised stock options. The Company has not granted any stock appreciation rights.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                         OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                             ACQUIRED        VALUE              YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                                ON         REALIZED     ---------------------------   ---------------------------
          NAME             EXERCISES(#)       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ------------   -----------   -----------   -------------   -----------   -------------
Jon W. Rotenstreich......        0             0          3,553,442      154,254      $40,059,210    $ 1,667,045
Don D. Hutson............        0             0          1,794,546      116,082       20,257,839      1,294,430
William G. Clark.........        0             0            877,897       79,274        9,929,087        931,444
Edwin G. Pickett.........        0             0            329,090       85,758        3,336,114        935,584
Edwin M. Millette........        0             0            448,819       64,233        5,091,425        751,458

---------------

(1) For the purpose of the table above, options are "in-the-money" if, on December 31, 1996, the market price of the Common Stock ($33.875) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by the options on December 31, 1996 and the aggregate exercise price of such options.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and the Standard & Poor's Property/Casualty Insurance Index (the "S&P P/C Group"). The graph assumes that $100 was invested on April 20, 1993 (the date on which public trading in the Common Stock commenced) in each of the Common Stock, the S&P 500 and the S&P P/C Group, and that all dividends were reinvested.

      MEASUREMENT PERIOD
     (FISCAL YEAR COVERED)              TIG              S&P 500            S&P P/C
4/20/93                                  100                100                100
12/31/93                               100.2             106.91              89.67
12/30/94                               83.89             108.32              91.97
12/29/95                              128.61             149.03             124.18
12/31/96                              153.95             183.25             151.62

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order for a proposal by a stockholder of the Company to be eligible to be included in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders, the proposal, along with any accompanying statement, must be received by the Company at its principal executive office, on or before November 20, 1997. Any such proposal should be sent to the address set forth on the cover page of this Proxy Statement directed to the attention of the Secretary of the Company.

     The Company's Bylaws allow stockholder proposals not included in the Company's proxy materials to be submitted to a vote of the stockholders at an annual meeting only if the Company is notified of the proposal sufficiently in advance. Such a proposal may be presented at the 1998 Annual Meeting of Stockholders only if the Secretary has been notified of the nature of the proposal and is provided certain additional information at least seventy (70) days but not more than ninety (90) days prior to May 1, 1998. The proposal must also be a proper one for stockholder action.

     The Company's Bylaws also require that notice of nominations of persons for election to the Board at the 1998 Annual Meeting of Stockholders, other than those made by or at the direction of the Board, must be received by the Secretary sufficiently in advance. Any such notice with respect to the nomination of a director for election at the 1998 Annual Meeting of Stockholders must be submitted at least seventy (70) days but not more than ninety (90) days prior to May 1, 1998. The notice must present certain information concerning the nominees and the stockholder making the nominations, as set forth in the Bylaws. The Secretary must also receive a statement of such nominee's consent to serve if elected.

                           MISCELLANEOUS INFORMATION

     The Annual Report to Stockholders for 1996, which accompanies this proxy statement, includes a copy of the Company's 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission and the financial statements and schedules thereto. Upon request and payment of the cost of reproduction, the exhibits to the Form 10-K will be furnished. Such written request should be directed to the Secretary of the Company at the address stated herein.

                                          By Order of the Board of Directors

                                          /s/ Carol E. Smith
                                          CAROL E. SMITH
                                          Secretary

March 21, 1997

--------------------------------------------------------------------------------

                               TIG HOLDINGS, INC.

       TO:     INVESTORS FIDUCIARY TRUST COMPANY, AS TRUSTEE UNDER THE
               TIG HOLDINGS, INC. DIVERSIFIED SAVINGS AND PROFIT SHARING PLAN

               WILMINGTON TRUST COMPANY, AS TRUSTEE UNDER THE TIG HOLDINGS, INC. EMPLOYEE STOCK OWNERSHIP PLAN


I hereby instruct the Trustee to vote (in person or by proxy) all the shares of TIG Holdings, Inc. Common Stock which are credited to my account at the Annual Meeting of the Stockholders, to be held at The St. Regis, 2 East 55th Street, New York, New York on May 1, 1997 at 10:00 a.m., local time, or at any adjournment thereof, on the matters set forth below:

(1) ELECTION OF DIRECTORS. Nominees for terms expiring in 2000: Joel S. Ehrenkranz, The Rt. Hon. Lord Moore, William W. Priest, Jr. and Ann W. Richards; and

(2) RATIFICATION OF THE APPOINTMENT of Ernst & Young LLP as the Company's Independent Auditors for 1997.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). IF YOU WISH TO DIRECT THE TRUSTEE TO VOTE IN ACCORDANCE WITH BOARD OF DIRECTORS' RECOMMENDATIONS, YOU MUST MARK THE APPROPRIATE BOXES. IF
YOU DO NOT MARK ANY BOXES, YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS WERE GIVEN TO THE TRUSTEE.

                                                                     SEE REVERSE
                                                                        SIDE


[X] PLEASE MARK YOUR    ___                                              |  2511
    VOTES AS THIS      |                                                 |____
    EXAMPLE            |

                If this card is properly executed, your shares will be voted in the manner directed herein by you.
                IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED AS SET FORTH ON THE REVERSE SIDE.

___________________________________________________________________________________________________________________________________

                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
___________________________________________________________________________________________________________________________________

1. Election of    FOR            WITHHELD         2. Ratification of Appointment of Auditors.  FOR         AGAINST         ABSTAIN
   Directors.     [ ]              [ ]                                                         [ ]           [ ]             [ ]
   (see reverse)

FOR, except vote withheld from the following nominee(s):


_________________________________________________________________










SIGNATURE(S)_________________________________________________ DATE _____________


SIGNATURE(S)_________________________________________________ DATE _____________

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY

                               TIG HOLDINGS, INC.

        THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Jon W. Rotenstreich, Don D. Hutson and Louis J. Paglia, or any of them, proxies with full power of substitution and each of them is hereby authorized to represent the undersigned and to vote all shares of the Company held by the undersigned at the Annual Meeting of the Stockholders, to be held at The St. Regis, 2 East 55th Street, New York, New York on May 1, 1997 at 10:00 a.m. local time, or at any adjournment thereof, on the matters set forth below:

(1) ELECTION OF DIRECTORS. Nominees for terms expiring in 2000: Joel S. Ehrenkranz, The Rt. Hon. Lord Moore, William W. Priest, Jr. and Ann W. Richards; and

(2) RATIFICATION OF THE APPOINTMENT of Ernst & Young LLP as the Company's Independent Auditors for 1997.

In their discretion, upon such other matters as may properly come before the meeting.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES
(SEE REVERSE SIDE). BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH BOARD OF DIRECTORS' RECOMMENDATIONS.
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE SIDE

[X] PLEASE MARK YOUR                                                       6467
    VOTES AS THIS
    EXAMPLE

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

                         FOR    WITHHELD
1. Election of
   Directors.             [ ]       [ ]
   (see reverse)
   FOR, except vote withheld from the following nominee(s):


   ---------------------------------------


2. Ratification of Appointment of Auditors.   FOR      AGAINST      ABSTAIN

                                              [ ]        [ ]          [ ]








SIGNATURE(S)                                          DATE
            -----------------------------------------      -----------------
SIGNATURE(S)                                          DATE
            ------------------------------------------     ------------------
NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.